As filed with the Securities and Exchange Commission on February 3, 2014

Registration No. 333-120321

Registration No. 333-73778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-3

Registration Statement No. 333-120321

Post-Effective Amendment No. 1 to

Form S-3

Registration Statement No. 333-73778

UNDER

THE SECURITIES ACT OF 1933

Harris Interactive Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-0984624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Corporate Woods

Rochester, NY 14623

(585) 272-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harris Black

Harris Interactive Inc.

60 Corporate Woods

Rochester, New York 14623

(585) 272-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐(Do not check if a smaller reporting company)	Smaller Reporting Company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements filed by Harris Interactive Inc., a Delaware corporation (the “Registrant”), on Form S-3 (collectively, the “Registration Statements”):

•	Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-120321) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2004, under which 879,558 shares of the Registrant’s common stock, par value $0.001 (the “Shares”) were registered; and

•	the Registration Statement on Form S-3 (Registration No. 333-73778) filed with the SEC on November 20, 2001, under which 1,021,560 Shares were registered.

On February 3, 2014, pursuant to the Agreement and Plan of Merger, dated November 25, 2013, among the Registrant, Nielsen Holdings N.V. (“Nielsen”) and Prime Acquisition Corp. (“Purchaser”), Purchaser merged with and into the Registrant, with the Registrant surviving as the continuing corporation (the “Merger”). As a result of the Merger, the Registrant became a wholly owned subsidiary of Nielsen.

In accordance with an undertaking made by the Registrant in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any Shares registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of February 2014.

HARRIS INTERACTIVE INC.

By:	/s/ Harris Black
Name:Harris Black
Title: Secretary

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act.